EXHIBIT 99.313

Demand Relief Program Solution (DRPS) Package A Perot Systems Solution for Managing California Electricity Crisis during Peak Usage Summer Months

What Is Demand Relief Program (DRP)? California Public Utilities Commission (CPUC) has mandated a Reward / Penalty based Electric Demand Relief Program (DRP) for all Utilities and Energy Service Providers to offer to their large Business Customers to reduce Electrical demand during summer DRP will allow avoidance of Rolling Blackouts, under Stage 3 Alerts issued by Independent System Operator (ISO), in California during Summer months (June through September) by reducing Electrical demand Reward / Penalty for each signed up Customer - A Reward Incentive of $18,500 per MW (1000KW) per Month for reducing their demand for a maximum of 12 hours during the month A Penalty of $ 12,000 per MW per Month for below 25 % load reduction performance For each Utility or Energy Service Provider an incentive of $1,500 per MW per month for managing the program

Perot Systems Demand Relief Program Solution (DRPS) DRPS offers utilities a fast and economical solution to support and manage CPUC's Demand Relief program for their large business customers: Accesses customers' hourly load data from their utilities' Customer Data Acquisition System (CDAS) Monitors each DRP customer's monthly demand reduction based on CDAS data Calculates and Prepares monthly DRP reward and penalty statements Consolidates DRP Reporting for CPUC and Management Provides DRP Auditing of each customer DRPS has Two Components : PSC Proprietary Component - DRP Calculation Engine and system for determining load reduction performance, calculation of reward / penalty values and preparation of monthly payment / billing reports and audit of DRP data Client's Customized System Component - DRP Interfacing system, which will be developed for each utility or ESP, to access their DRP customers' metered hourly load data from the utility's Customer Data Acquisition System (CDAS)

DRPS Development Status & Potential Client Base DRPS Prototype Development (PSC's Proprietary Component) is already in Progress: Team members - Mike Berke, Dave Hughes, Jim Vane, Richard Dickson and Shashi Pandey Target Completion Date - March 23, 2001 (About 60 % already Completed) Potential Client Base / Revenue: Major California Utilities Southern California Edison - Proposal for $125,900 submitted Pacific Gas & Electric - Potential Revenue of $100,000 San Diego Gas & Electric - Potential Revenue of $50,000 Los Angles Department of Water & Power - Potential Revenue of $50,000 Sacramento Municipal Utility District - Potential Revenue of $40,000 57 Small Municipal utilities - Potential Revenue of $25,000 each 17 Energy Service Providers / Load Aggregators - Potential Revenue of $25,000 each Total Clients - 79 in California with Potential Revenue - Up to $2,175,900